EXHIBIT NO. 99.1

News Release

Contacts:	Media - Alan H. McCoy, Vice President, Government and Public Relations (513) 425-2826
Investors - Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Fourth Quarter and Full-Year 2005 Results

MIDDLETOWN, OH, January 24, 2006 – AK Steel (NYSE: AKS) today reported that its 2005 fourth quarter adjusted income before income taxes was $65.1 million, compared to an adjusted income before income taxes of $73.7 million for the fourth quarter of 2004. The adjusted income excludes charges of $132.7 million, of which only $17.5 million is cash. Without the adjustments, the company recorded a net loss of $41.5 million, or $0.38 per common share for the 2005 fourth quarter, compared to a net loss of $102.8 million, or $0.95 per share in the 2004 fourth quarter.

Net sales for the fourth quarter of 2005 totaled $1,377.0 million on shipments of 1,600,200 tons. The company said that its average steel selling price for the fourth quarter of 2005 was $860 per ton, and that its adjusted operating profit for the 2005 fourth quarter was $83.5 million, or $52 per ton, compared to adjusted operating profit of $98.7 million, or $61 per ton for the 2004 fourth quarter. AK Steel said that a better than expected LIFO adjustment that resulted in an $17.7 million credit, as well as receipt of a foreign trade duty payment of $7.1 million, were beneficial to the 2005 fourth quarter results.

Fourth Quarter 2005 Charges

The largest fourth quarter charge totaled $65.6 million, of which $33.9 million was related to the company’s decision to impair its investment in AK-ISG Steel Coating Company, a joint venture that operates an electrogalvanizing line in Cleveland, Ohio, which will be indefinitely idled by March 31, 2006.

AK Steel has determined that it is now able to fully satisfy its electrogalvanizing requirements, under prevailing market conditions, solely through its own facilities. AK Steel recorded a charge of $31.7 million related to certain previously idled processing equipment at its Butler (PA) and Mansfield (OH) plants, which the company said is not currently necessary to support its markets due to operating efficiencies at its other processing facilities.

AK Steel also recorded a $54.2 million non-cash OPEB corridor charge in the fourth quarter under its previously-described accounting method. Notably, however, the charge related solely to actuarial losses associated with retiree healthcare costs, and no corridor charge was incurred related to pension losses. Lastly, a non-cash curtailment charge of $12.9 million in the 2005 fourth quarter, previously disclosed, was the result of an agreement with the United Steelworkers union (USW) to “lock and freeze” the existing defined benefit pension plan for about 750 Ashland (KY) Works hourly employees as of January 1, 2006, requiring the company to recognize past service pension expense that previously would have been amortized.

AK Steel said the fourth quarter items, while resulting in largely non-cash charges, were the result of actions which better position the company for the future by further consolidating and rationalizing its operations to be more cost effective, and addressing long-term pension and healthcare costs.

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The following schedule reflects the reconciliation of Non-GAAP financial measures for AK Steel’s fourth quarter 2005 results discussed within this news release:

	Three Months Ended December 31,
(Dollars in millions)	2005	2004
Reconciliation to operating profit (loss)
Adjusted operating profit (excluding items below)	$83.5	$98.7
Pension and other postretirement benefit corridor charges	(54.2)	(330.8)
Asset impairment charges	(65.6)	—
Curtailment charge	(12.9)	—

Operating loss	$(49.2)	$(232.1)

Reconciliation to net income (loss)
Adjusted income before income taxes (excluding items below)	$65.1	$73.7
Pension and other postretirement benefit corridor charges	(54.2)	(330.8)
Charge for early debt retirement	—	(5.4)
Asset impairment charges	(65.6)	—
Curtailment charge	(12.9)	—

Loss before income taxes	(67.6)	(262.5)

Income tax benefit	27.6	170.6
Loss from discontinued operations, net of tax	—	(0.4)
Loss on the sale of discontinued operations, net of tax	—	(10.5)
Cumulative effect of accounting change, net of tax	(1.5)	—

Net loss	$(41.5)	$(102.8)

Full-Year 2005 Results

For the full year, AK Steel had adjusted income before income taxes of $170.7 million, compared to 2004 adjusted income before income taxes of $146.2 million, which excludes the fourth quarter charges previously detailed. Including the charges, AK Steel reported a net loss $2.3 million, or $0.02 per common share for 2005, compared to net income of $238.4 million, or $2.18 per common share for 2004. The 2004 results included a gain of $201.4 million related to the sale of non-core assets.

Net sales for 2005 were a record $5,647.4 million, on record shipments of 6,418,200 tons, compared to net sales in 2004 of $5,217.3 million, on shipments of 6,252,600 tons. The company said its average steel selling price in 2005 rose to $879 per ton, compared to its 2004 average of $833 per ton, and that its adjusted operating profit for 2005 was $245.8 million, equal to $38 per ton, compared to 2004 adjusted operating profit, excluding the previously detailed charges, of $251.1 million, or $40 per ton. Including the charges, 2005 operating profit was $113.1 million, or $18 per ton, compared to an operating loss of $79.7 million, or $13 per ton in 2004. AK Steel said that it ended 2005 with a cash balance of $519.6 million.

A Solid Year

“AK Steel achieved outstanding operating and sales performances in 2005,” said James L. Wainscott, chairman, president and CEO. “In every core operating metric – safety, quality and productivity, we achieved record performances, and we surpassed our aggressive controllable cost targets. However, the continued volatility in energy, raw materials and spot market pricing underscores AK Steel’s need to further lower its operating costs to achieve sustained profitability.” he said.

Mr. Wainscott indicated that AK Steel was preparing to take advantage of growth opportunities resulting from changing market conditions.

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“We are rebalancing our operations and making prudent capital investments to take advantage of changes in our markets,” Mr. Wainscott said. “Electrical steel demand is strong and growing stronger throughout the world, and we are planning to make targeted capital investments to increase our electrical steel capacity to meet increased customer requirements. We will also invest in large diameter stainless tube-making equipment to help AK Tube meet market demand for more efficient large diesel exhaust components required by more stringent environmental regulations,” he said.

The following schedule reflects the reconciliation of Non-GAAP financial measures for AK Steel’s full-year 2005 results discussed within this news release:

	Twelve Months Ended December 31,
(Dollars in millions)	2005	2004
Reconciliation to operating profit (loss)
Adjusted operating profit (excluding items below)	$245.8	$251.1
Pension and other postretirement benefit corridor charges	(54.2)	(330.8)
Asset impairment charges	(65.6)	—
Curtailment charge	(12.9)	—

Operating profit (loss)	$113.1	$(79.7)

Reconciliation to net income (loss)
Adjusted income before income taxes (excluding items below)	$170.7	$146.2
Pension and other postretirement benefit corridor charges	(54.2)	(330.8)
Charge for early debt retirement	—	(8.7)
Asset impairment charges	(65.6)	—
Curtailment charge	(12.9)	—

Income (loss) before income taxes	38.0	(193.3)

Income tax benefit (provision)	(38.8)	223.8
Income from discontinued operations, net of tax	—	6.5
Gain on the sale of discontinued operations, net of tax	—	201.4
Cumulative effect of accounting change, net of tax	(1.5)	—

Net income (loss)	$(2.3)	$238.4

First Quarter 2006 Outlook

AK Steel said it expects shipments between 1,575,000 and 1,600,000 tons in the first quarter of 2006, with an average selling price per ton 4% to 5% higher than in the fourth quarter of 2005, with raw material costs higher and natural gas costs similar to fourth quarter 2005 levels. The company said it expects to generate operating profit in the first quarter of 2006 between $33 and $37 per shipped ton.

Safe Harbor Statement

The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

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AK Steel Holding Corporation

Statements of Operations

(Unaudited)

(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Shipments (000 tons)	1,600.2	1,631.4	6,418.2	6,252.6
Steel operations selling price per ton	$860	$878	$879	$833

Net sales	$1,377.0	$1,433.8	$5,647.4	$5,217.3

Cost of products sold	1,194.1	1,237.7	4,996.8	4,553.6
Selling and administrative expenses	52.1	50.2	208.4	206.4
Depreciation	47.3	47.2	196.4	206.2
Pension and other postretirement benefit corridor charges	54.2	330.8	54.2	330.8
Unusual items	78.5	—	78.5	—

Total operating costs	1,426.2	1,665.9	5,534.3	5,297.0

Operating profit (loss)	(49.2)	(232.1)	113.1	(79.7)

Interest expense	21.8	26.2	86.8	110.1
Charge for early debt retirement	—	5.4	—	8.7
Other income	3.4	1.2	11.7	5.2

Income (loss) before income taxes	(67.6)	(262.5)	38.0	(193.3)

Income tax provision due to state tax law changes	—	—	(32.6)	—
Income tax benefit (provision)	27.6	170.6	(6.2)	223.8

Income (loss) from continuing operations	(40.0)	(91.9)	(0.8)	30.5

Income (loss) from discontinued operations, net of tax	—	(0.4)	—	6.5
Gain (loss) on the sale of discontinued operations, net of tax	—	(10.5)	—	201.4
Cumulative effect of accounting change, net of tax	(1.5)	—	(1.5)	—

Net income (loss)	$(41.5)	$(102.8)	$(2.3)	$238.4

Basic earnings per share:
Income (loss) before income taxes	$(0.62)	$(2.41)	$0.35	$(1.78)
Benefit (provision) for income taxes	0.25	1.57	(0.36)	2.06

Income (loss) from continuing operations	(0.37)	(0.84)	(0.01)	0.28
Income (loss) from discontinued operations	—	(0.01)	—	0.06
Gain (loss) on sale of discontinued operations	—	(0.10)	—	1.85
Cumulative effect of accounting change	(0.01)	—	(0.01)	—

Net income (loss)	$(0.38)	$(0.95)	$(0.02)	$2.19

Diluted earnings per share:
Income (loss) before income taxes	$(0.62)	$(2.41)	$0.35	$(1.77)
Benefit (provision) for income taxes	0.25	1.57	(0.36)	2.05

Income (loss) from continuing operations	(0.37)	(0.84)	(0.01)	0.28
Income (loss) from discontinued operations	—	(0.01)	—	0.06
Gain (loss) on sale of discontinued operations	—	(0.10)	—	1.84
Cumulative effect of accounting change	(0.01)	—	(0.01)	—

Net income (loss)	$(0.38)	$(0.95)	$(0.02)	$2.18

Weighted average shares outstanding:
Basic	109.8	108.8	109.7	108.7
Diluted	109.8	108.8	109.7	109.2

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AK Steel Holding Corporation

Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$519.6	$377.1
Accounts and notes receivables, net	570.0	632.6
Inventories, net	808.4	682.2
Other current assets	348.4	414.9

Total Current Assets	2,246.4	2,106.8

Property, plant and equipment	4,985.6	4,869.6
Accumulated depreciation	(2,728.1)	(2,545.1)

Property, plant and equipment, net	2,257.5	2,324.5
Other	984.0	1,021.4

Total Assets	$5,487.9	$5,452.7

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$450.0	$387.3
Other accruals	216.4	199.5
Current portion of pension & postretirement benefit obligation	237.0	159.9

Total Current Liabilities	903.4	746.7

Long-term debt	1,114.9	1,109.7
Pension & postretirement benefit obligation	3,115.6	3,264.1
Other liabilities	133.5	134.8

Total Liabilities	5,267.4	5,255.3

Shareholders’ Equity
Common stock - 2005; authorized 200,000,000 shares of $0.01 par value each; 118,415,233 shares issued; 109,806,200 shares outstanding	1.2	1.2
Additional paid-in capital	1,832.1	1,824.6
Treasury stock - 2005; 8,609,033 shares at cost	(123.6)	(122.9)
Accumulated deficit	(1,308.1)	(1,305.8)
Accumulated other comprehensive loss	(181.1)	(199.7)

Total Shareholders’ Equity	220.5	197.4

Total Liabilities and Shareholders’ Equity	$5,487.9	$5,452.7

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AK Steel Holding Corporation

Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Twelve Months Ended December 31,
	2005	2004
Cash Flow From Operating Activities:
Net income (loss)	$(2.3)	$238.4
Depreciation	196.4	206.2
Amortization	8.5	12.9
Deferred taxes	19.6	(234.0)
Contribution to Pension Trust	(150.0)	—
Pension and other postretirement benefit expense in excess of payments	59.8	46.7
Other postretirement benefit fourth quarter corridor charge	54.2	330.8
Asset impairment charges	65.6	—
Curtailment charge	12.9	—
Income from discontinued operations	—	(207.9)
Cumulative effect of accounting change	1.5	—
Working capital	2.5	(172.1)
Other	11.3	(6.4)

Net Cash Flow From Operating Activities of Continuing Operations	280.0	214.6

Cash Flow From Investing Activities:
Capital investments	(173.8)	(89.3)
Purchase of business and investments	—	(2.5)
Proceeds from draw on restricted funds for emission control expenditures	33.6	21.3
Proceeds from sale of business, investments and PP&E	1.2	383.1
Other	1.2	—

Net Cash Flow From Investing Activities	(137.8)	312.6

Cash Flow From Financing Activities:
Principal payments on long-term debt	—	(213.4)
Fees related to new credit facility or new debt	—	(3.7)
Premium payment on redemption of long-term debt	—	(5.0)
Proceeds from exercise of stock options	3.1	—
Purchase of treasury stock	(0.6)	(0.2)
Other	(2.2)	5.0

Net Cash Flow From Financing Activities of Continuing Operations	0.3	(217.3)

Cash flow from discontinued operations	—	12.5

Net Increase in Cash	142.5	322.4

Cash and Cash Equivalents, Beginning	377.1	54.7

Cash and Cash Equivalents, Ending	$519.6	$377.1

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AK Steel Holding Corporation

(Unaudited)

Steel Shipments

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Tons Shipped by Product (000’s)
Stainless/Electrical	238.6	276.3	993.8	1,029.2
Coated	792.4	794.6	3,155.8	3,225.0
Cold Rolled	308.1	317.7	1,193.7	1,231.1
Tubular	41.8	42.2	175.0	189.6

Total Value-Added Shipments	1,380.9	1,430.8	5,518.3	5,674.9

Hot Rolled	157.9	140.0	654.5	358.6
Secondary	61.4	60.6	245.4	219.1

Total Shipments	1,600.2	1,631.4	6,418.2	6,252.6

Shipments by Product (%)
Stainless/Electrical	14.9%	16.9%	15.5%	16.5%
Coated	49.5%	48.7%	49.2%	51.6%
Cold Rolled	19.3%	19.5%	18.6%	19.7%
Tubular	2.6%	2.6%	2.7%	3.0%

Total Value-Added Shipments	86.3%	87.7%	86.0%	90.8%

Hot Rolled	9.9%	8.6%	10.2%	5.7%
Secondary	3.8%	3.7%	3.8%	3.5%

Total Shipments	100.0%	100.0%	100.0%	100.0%

Other Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Reconciliation of operating profit (loss) per ton
Adjusted operating profit per ton (excluding items below)	$52	$61	$38	$40
Pension and other postretirement benefit corridor charges per ton	(34)	(203)	(8)	(53)
Asset impairment charges per ton	(41)	—	(10)	—
Curtailment charge per ton	(8)	—	(2)	—

Operating profit (loss) per ton	$(31)	$(142)	$18	$(13)

AK Steel

AK Steel, headquartered in Middletown, Ohio, produces flat-rolled carbon, stainless and electrical steels, as well as tubular steel products for customers in the automotive, appliance, construction and manufacturing markets. Additional information about AK Steel is available on the company’s web site at www.aksteel.com.

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